UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2010

Virtus Investment Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pearl St., 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 14, 2010, at a special meeting held for that purpose, the holder of all of the issued and outstanding shares of the Series B Voting Convertible Preferred Stock, par value $0.01 per share, of Virtus Investment Partners, Inc. (the “Company”) approved the Company’s Share Repurchase Program that had been previously approved by the Company’s Board of Directors, and which was contingent upon approval of the Series B holder, pursuant to the Company’s Certificate of Designations.

Item 8.01	Other Events.

On October 14, 2010, the Company issued a press release announcing that its Board of Directors had approved a Share Repurchase Program that authorizes the Company to repurchase up to a maximum aggregate of 350,000 shares of the Company’s common stock, $0.01 par value per share (the “Program”). Under the Program the Company may repurchase its common stock from time to time in its discretion through open market repurchases and/or privately negotiated transactions in compliance with all applicable laws, rules and regulations, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Program may be suspended or terminated at any time and the authorization for the Program expires after three years.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release of Virtus Investment Partners, Inc. dated October 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: October 15, 2010	By:	/s/ Michael A. Angerthal
	Name:	Michael A. Angerthal
	Title:	Chief Financial Officer